UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Commission File No. 0-20572

PATTERSON DENTAL COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PATTERSON DENTAL COMPANY

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

August 6, 2003

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Dental Company to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 8, 2003, at 4:30 p.m. local time.

At the meeting you will be asked to vote for the election of two directors and to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 24, 2004. I encourage you to vote for the nominees for director and for ratification of the appointment of Ernst & Young LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

Very truly yours,

PATTERSON DENTAL COMPANY

Peter L. Frechette Chairman and Chief Executive Officer

PATTERSON DENTAL COMPANY

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 8, 2003

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Dental Company, a Minnesota corporation, will be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 8, 2003, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two directors to have terms expiring in 2006, and until their successors shall be elected and duly qualified;

2.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 24, 2004; and

3.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 14, 2003, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew L. Levitt
Secretary

St. Paul, Minnesota

August 6, 2003

PATTERSON DENTAL COMPANY

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 8, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Patterson Dental Company for use at the annual meeting of shareholders to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 8, 2003, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director listed herein and for ratification of the selection of Ernst & Young LLP as our independent auditors. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 6, 2003.

Record Date and Outstanding Common Stock

The board of directors has fixed the close of business on July 14, 2003, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. On that date, there were 68,164,714 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2003, unless otherwise noted, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director and nominee for director, (c) each Named Executive Officer (as defined herein), and (d) the directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
FMR Corp. 82 Devonshire Street Boston, MA 02109	8,806,478	(3)	12.9%
U.S. Bancorp 601 Second Avenue South Minneapolis, MN 55402	6,245,012	(4)	9.2%
Peter L. Frechette	4,056,726	(5)	6.0%
Ronald E. Ezerski 26531 Rookery Lake Drive Bonita Springs, FL 34134	1,790,098	(5)(6)	2.6%
James W. Wiltz	544,669	(5)	*
David K. Beecken	234,000	(6)(7)	*
Jeffrey H. Webster	108,621	(5)	*
Andre B. Lacy	104,850	(6)	*
R. Stephen Armstrong	21,216	(5)(8)	*
R. Reed Saunders	12,574	(5)(8)	*
Burt E. Swanson	4,500		*
Harold C. Slavkin	4,000	(9)	*
All directors and executive officers as a group (15 persons)	7,191,663	(10)	10.5%

*	Represents less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the “ESOP”). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2)	Percentage of beneficial ownership is based on 68,164,696 shares outstanding as of June 30, 2003. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	As set forth in Schedule 13G filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 14, 2003, includes (a) 12,119 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (c) 8,806,478 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed.

Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,804,779 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Contrafund, amounted to 5,323,200 shares. Fidelity Contrafund has its principal business office at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 8,804,779 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston MA 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 760 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 760 shares and sole power to vote or to direct the voting of 760 shares owned by the institutional account(s).

Strategic Advisers, Inc., 82 Devonshire Street, Boston MA 02109, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR Corp’s beneficial ownership includes 696 shares beneficially owned through Strategic Advisers, Inc.

Geode Capital Management, LLC, 53 State Street, Boston MA 02109, a Delaware limited liability company, is the beneficial owner of 243 shares. Geode Capital Management, LLC is wholly owned by Fidelity Investors III Limited Partnership, a Delaware limited partnership. Geode Capital Management, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Fidelity Investors Management, LLC, a Delaware limited liability company, is the general partner and investment manager of Fidelity Investors III Limited Partnership, and is an investment manager registered under Section 203 of the Investment Advisers Act of 1940. The managers of Geode Capital Management, LLC, the members of Fidelity Investors Management, LLC and the limited partners of Fidelity Investors III Limited Partnership are certain shareholders and employees of FMR Corp.

Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4)	As set forth in Schedule 13G filed with the SEC by U.S. Bancorp and U.S. Bank, National Association on February 10, 2003, includes (a) 142,324 shares over which sole voting power is claimed, (b) 6,097,249 shares over which shared voting power is claimed, (c) 89,691 shares over which sole dispositive power is claimed, and (d) 18,719 shares over which shared dispositive power is claimed. U.S. Bank, National Association, an affiliate of U.S. Bancorp, acts as the ESOP trustee. The number of shares reported as beneficially owned includes approximately 6,088,328 shares held in the unallocated account of the ESOP, but excludes approximately 4,888,251 shares held in the allocated account of the ESOP.

(5)	Includes the following shares allocated to the ESOP account of the following persons: Peter L. Frechette (3,176 shares); Ronald E. Ezerski (2,798 shares); James W. Wiltz (2,669 shares); Jeffrey H. Webster (620 shares); R. Stephen Armstrong (1,008 shares); and R. Reed Saunders (2,218 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(6)	Includes shares purchasable by the named person under our 1992 Director Stock Option Plan: Ronald E. Ezerski (54,000), David K. Beecken (54,000 shares) and Andre B. Lacy (72,000 shares).

(7)	Of the shares reported as beneficially owned, 30,000 shares are held by the Kathryn Beecken Trust and 150,000 shares are held by the David K. Beecken Trust.

(8)	Includes shares purchasable by the named person under our 1992 Stock Option Plan: R. Stephen Armstrong (14,100 shares) and R. Reed Saunders (8,812 shares).

(9)	Represents shares purchasable under our 2001 Non-Employee Director Stock Option Plan.

(10)	Includes 215,986 shares purchasable pursuant to the exercise of options.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer and our other highest paid executive officers (collectively, the “Named Executive Officers”) for the fiscal years ended April 2001, 2002 and 2003.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Peter L. Frechette Chairman and Chief Executive Officer of Patterson Dental Company	2003 2002 2001	379,400 364,800 355,172	275,184 327,600 242,273	0 0 0		0 0 0		2,000 1,700 1,700	(1) (1) (1)

James W. Wiltz President and Chief Operating Officer of Patterson Dental Company	2003 2002 2001	240,069 230,833 227,353	149,247 177,684 131,414	0 0 0		0 0 0		2,000 1,700 1,700	(1) (1) (1)

R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer of Patterson Dental Company	2003 2002 2001	223,633 215,022 208,057	127,454 151,723 100,000	28,095 19,179 30,273	(2) (2) (2)	3,100 4,403 5,034	(3) (3) (3)	28,135 29,498 13,352	(4) (5) (6)

Jeffrey H. Webster (7) President of Webster Veterinary Supply, Inc.	2003 2002	195,897 158,750	131,100 137,750	0 0		2,851 25,375	(3) (3)	27,080 3,080	(8) (9)

R. Reed Saunders President of Colwell Systems	2003 2002 2001	184,947 177,832 171,518	104,036 42,120 0	0 0 0		2,315 3,289 3,964	(3) (3) (3)	26,952 28,242 17,905	(10) (11) (12)

(1)	Consists of contributions we made to the executive officer’s account under the ESOP for the end of each ESOP plan year in April 2001, 2002 and 2003.

(2)	Represents the dollar value of the difference between the price paid by Mr. Armstrong for restricted shares purchased from us through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2003, Mr. Armstrong held 5,180 restricted shares with a value of $200,155. In general, these restricted shares vest three years from the date of grant. Dividends, to the extent they are declared and paid on shares of our common stock, will be paid on these restricted shares.

(3)	Represents stock options granted under our Employee Stock Option Plans pursuant to the provisions of our Long-Term Incentive Plan.

(4)	Represents $24,000 we contributed to Mr. Armstrong’s account under the ESOP for the end of the ESOP plan year in April 2003 and $4,135 in premiums we paid on split dollar life insurance for Mr. Armstrong pursuant to the provisions of our Long-Term Incentive Plan.

(5)	Represents $25,500 we contributed to Mr. Armstrong’s account under the ESOP for the end of the ESOP plan year in April 2002 and $3,998 in premiums we paid on split dollar life insurance for Mr. Armstrong pursuant to the provisions of our Long-Term Incentive Plan.

(6)	Represents $9,485 we contributed to Mr. Armstrong’s account under the ESOP for the end of the ESOP plan year in April 2001 and $3,867 in premiums we paid on split dollar life insurance for Mr. Armstrong pursuant to the provisions of our Long-Term Incentive Plan.

(7)	Mr. Webster became President of Webster Veterinary Supply, Inc. in July 2001. Prior to July 2001, Mr. Webster was President of J.A. Webster, Inc., which was acquired by our company in July 2001.

(8)	Represents $24,000 we contributed to Mr. Webster’s account under the ESOP for the end of the ESOP plan year in April 2003 and $3,080 in premiums we paid on split dollar life insurance for Mr. Webster pursuant to the provisions of our Long-Term Incentive Plan.

(9)	Consists of premiums we paid on split dollar life insurance pursuant to the provisions of our Long-Term Incentive Plan.

(10)	Represents $24,000 we contributed to Mr. Saunders’ account under the ESOP for the end of the ESOP plan year in April 2003 and $2,952 in premiums we paid on split dollar life insurance for Mr. Saunders pursuant to the provisions of our Long-Term Incentive Plan.

(11)	Represents $25,500 we contributed to Mr. Saunders’ account under the ESOP for the end of the ESOP plan year in April 2002 and $2,742 in premiums we paid on split dollar life insurance for Mr. Saunders pursuant to the provisions of our Long-Term Incentive Plan.

(12)	Represents $15,300 we contributed to Mr. Saunders’ account under the ESOP for the end of the ESOP plan year in April 2001 and $2,605 in premiums we paid on split dollar life insurance for Mr. Saunders pursuant to the provisions of our Long-Term Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth each grant of stock options during the fiscal year ended April 2003 to each of the Named Executive Officers. No SARs were granted during such fiscal year.

	Individual Grants
Name	Number of Securities Underlying Option Granted		Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($ /share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (3)
						5%	10%
Peter L. Frechette	0		0	N/A	N/A	N/A	N/A

James W. Wiltz	0		0	N/A	N/A	N/A	N/A

R. Stephen Armstrong	3,100	(4)	1.4	45.14	4/28/12	88,004	223,019

Jeffrey H. Webster	2,851	(4)	1.3	45.14	4/28/12	80,935	205,105

R. Reed Saunders	2,315	(4)	1.0	45.14	4/28/12	65,719	166,545

(1)	Based on an aggregate of 224,565 shares subject to options granted to employees under our stock option plans during the fiscal year ended April 2003.

(2)	The exercise price may be paid in cash or, at the discretion of the compensation and stock option committee of the board of directors, in shares of our common stock valued at fair market value on the exercise date or any other method approved by the compensation and stock option committee of the board of directors.

(3)	The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(4)	This option vests in full on the ninth anniversary of the date of grant. It has a ten-year term, subject to earlier termination in the event of the optionee’s cessation of service.

FISCAL YEAR END OPTION VALUES

The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of fiscal year 2003. No options were exercised by the Named Executive Officers during fiscal year 2003. No SARs were exercised by the Named Executive Officers during fiscal year 2003 or were outstanding at the end of that fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter L. Frechette	0	0	0	0

James W. Wiltz	0	0	0	0

R. Stephen Armstrong	14,100	47,787	299,395	855,874

Jeffrey H. Webster	0	28,226	0	109,874

R. Reed Saunders	8,812	31,598	161,777	487,565

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In July 1999, we entered into a letter agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. Pursuant to the agreement, Mr. Armstrong is entitled to receive certain benefits upon a change-in-control termination. If (a) within the 210 calendar-day-period immediately following a change-in-control Mr. Armstrong’s employment is terminated for any reason other than death, cause, disability or retirement, (b) within such 210 calendar-day-period, Mr. Armstrong terminates his employment for good reason, or (c) prior to a change-in-control the termination of Mr. Armstrong’s employment was either a condition of the change-in-control or was at the request or insistence of a person (other than our company) related to the change-in-control, then we will make a lump-sum cash payment to Mr. Armstrong in an amount equal to the sum of (x) 12 times his monthly base compensation plus (y) an amount equal to his target incentive under the then existing management incentive plan at the 100% payout level. Further, on the first anniversary of the date of termination, we will make an additional lump-sum cash payment to Mr. Armstrong equal in amount to the aggregate initial lump-sum cash payment made under the letter agreement.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The compensation and stock option committee of the board of directors makes annual recommendations to the board respecting the appropriate levels of compensation for our senior executive officers for the following calendar year. The committee considers how the achievement of our overall goals and objectives can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. Three of our outside directors, Messrs. Swanson, Ezerski and Slavkin, comprise the committee. The committee reviews and makes recommendations to the board with respect to the base salary component of compensation on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the senior executives. The bonus potential for each of the senior officers is directly affected by their participation in the Management Incentive Compensation Plan (“MICP”) which is reviewed by the committee and adopted by the board on a fiscal year basis. The committee also considers and makes recommendations to the board with respect to the participation and mix of benefits granted under the Long-Term Incentive Plan (“LTIP”).

The committee had discussions with the Chairman and the Executive Vice President, reviewed the present salary ranges, current salaries and bonus potential for each position, considered management’s overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short-term versus longer term incentives, the use of stock option programs, the alignment of executive compensation with the enhancement of shareholder value and other issues. The committee also reviewed other information available to its members, including an executive compensation pricing report prepared by our compensation manager. That report benchmarked our base and total compensation for officer positions against market rates from published surveys by recognized firms and compensation consultants.

Compensation Philosophy and Objectives

Our executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. The MICP for fiscal year 2003 specifically tied incentive compensation to our earnings, and each participating officer’s incentive compensation, including incentive compensation for the senior officers, was dependent upon obtaining our planned increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the plan is to reward these officers for achieving superior performance.

The committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. If our near and longer term goals are achieved, an executive could obtain total compensation at or near the competitive total compensation shown in the surveys for comparable positions in companies having similar sales for fiscal year 2003. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with our traditional executive compensation approach.

Executive Compensation Program Components

Our executive compensation program for senior officers, including the Chairman and Chief Executive Officer, consists of a base salary, an annual cash incentive in the form of a potential bonus measured as a percentage of base salary and participation in the LTIP adopted by the board in December 1998. The particular elements of the compensation program are discussed more fully below.

Base Salary.    Annual base salary levels of executives are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance, internal equity and external pay practices.

Incentive Compensation.    Annual cash bonuses are paid under the MICP and are designed to provide a direct financial incentive to executives to achieve our annual profit goals. The annual bonus potential percentages of base salary range from 35% to 70% of base salary, subject to increase in direct relation to our increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows 150% of the targeted bonus potential to be paid if 110% of the planned profit is achieved. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the planned profit is achieved. No bonus is paid if our company does not achieve at least 90% of planned profit. The increase in percentage of bonus potential is theoretically unlimited, but as pointed out below, the threshold level of the planned profit for reaching bonus potential is substantial and has moved upward each year. Accordingly, Peter L. Frechette, our Chairman and Chief Executive Officer, who had a 70% bonus potential for fiscal year 2003, received a bonus of 73.5% of base pay because we achieved 101% of our plan. The bonuses of certain executive officers are based upon the performance of our company as a whole, while the bonuses of other executive officers are based on the performance of the business units for which they are responsible. Each year the MICP is revised to set new profit goals for our company and the key employee participants in the plan.

Long-Term Incentive Plan.    To address a need in the overall compensation package, the board adopted the LTIP in December 1998. The plan is composed of two compensation elements: stock options and life insurance. The stock options are granted under the Employee Stock Option Plans adopted in 1992 and 2002 and the life insurance component is made up of a combination of split dollar and key person insurance. Participants include officers, region managers, branch managers and other key managers. Stock options granted vest incrementally over a three to nine year period and the insurance creates immediate life insurance coverage which provides long-term cash value over five to fifteen years as a supplemental source of retirement income. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program which assists in retention of and rewards new management employees, with limited effect on our financial statements and cash flow; and (3) recognize that equity compensation may not be appropriate for all management employees.

Our base salary ranges for fiscal year 2003 closely approximated the market averages described in our compensation pricing report benchmarked against outside survey reports. Including the LTIP in the compensation package, the committee believes that total compensation is competitive in relation to market data. For fiscal year 2003, the threshold levels under the MICP were a 19.5% increase in net earnings before the effect of an accounting change and a 19.4% increase in operating income, both of which were substantial targets to meet. Because we continue to reward the performance of our executives through the profitability-oriented MICP, the committee believes that if we exceed our goals we can justify paying more than competitive levels of total compensation.

Approximately 2,022 employees have subscribed to purchase common stock under the Employee Stock Purchase Plan (adopted in 1992). That plan together with the Capital Accumulation Plan (approved by the shareholders in 1996), the LTIP and the inclusion of stock options in the compensation package for branch managers have, in the committee’s view, provided effective tools in motivating and encouraging officers and other key employees to lessen our dependence on annual compensation and bonuses in order to attract, retain and motivate key personnel to grow our sales and earnings. Since the most senior officers are also shareholders, such senior officers currently have long-term incentives which are directly aligned with the long-term interests of our shareholders.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Our income tax deduction for executive compensation is limited by Internal Revenue Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other executive officers who are most highly compensated. They are identified in the Summary Compensation Table. We have not had any deductions limited by Section 162(m) to date.

The committee will make every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of this limit is consistent with our needs and executive compensation philosophy.

Respectfully submitted,
/s/ Ronald E. Ezerski
/s/ Harold C. Slavkin
/s/ Burt E. Swanson, Chairman
The Compensation and Stock Option Committee

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of the board of directors. The committee is composed of three “independent directors” as defined by Nasdaq Rule 4200(a)(14) and is governed by a written charter approved by the board of directors. A copy of this charter is attached to this proxy statement as Appendix A. Management has the primary responsibility for our financial statements and the overall reporting process, including our internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the committee reviewed our audited financial statements for the 2003 fiscal year and met with both management and Ernst & Young LLP, our independent auditors, to discuss those financial statements. In addition, the committee discussed with the internal and independent auditors the overall scope and plans for their respective audits.

The committee has received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered whether the non-audit services provided by Ernst & Young LLP were compatible with maintaining auditor independence. In addition, the committee discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 26, 2003, for filing with the SEC.

Respectfully submitted,
/s/ David K. Beecken, Chairman
/s/ Ronald E. Ezerski
/s/ Andre B. Lacy
The Audit Committee

COMPANY STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on $100 invested at the market close on April 24, 1998, the last trading day before the beginning of our fifth preceding fiscal year, through and including April 25, 2003, the last trading day before the end of our most recently completed fiscal year, with the cumulative total return for the same time period on the same amount invested in The Nasdaq Stock Market (U.S. Companies) Index and a Peer Group Index, consisting of 25 companies (including our company) based on the same Standard Industrial Classification code.*

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG PATTERSON DENTAL COMPANY,

NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON APRIL 24, 1998

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING APRIL 26, 2003

*	Abatix Corp., Cantel Medical Corp., Chindex International, Inc., Cyberonics, Inc., Emergency Filtration Products, Inc., Encision Inc., Henry Schein, Inc., Horizon Medical Products, Inc., Innovative Medical Services, Lumenis Ltd., Medi-Hut Co., Inc., Molecular Imaging Corporation, Neoforma.com, Inc., Novamed, Inc., Novoste Corporation, Nyer Medical Group, Inc., Owens & Minor, Inc., Patterson Dental Company, Pro-Dex, Inc., PSS World Medical Inc., Scantek Medical Inc., Spectrasource Corporation, Tutogen Medical, Inc., Varian Medical Systems, Inc. and Viasys Healthcare Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The board of directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. Harold C. Slavkin and James W. Wiltz have been nominated to serve three-year terms expiring in 2006. There are four other directors whose terms of office do not expire in 2003. In addition, Burt E. Swanson intends to resign as a director effective September 8, 2003. As a result, there will be one vacancy on the board of directors following the 2003 annual meeting of shareholders. The governance committee of the board of directors has retained a search firm to assist us in our efforts to find the best-qualified person to fill this position. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Set forth below is certain information concerning the nominees for election as director and the four directors whose terms of office will continue after the meeting.

Name	Age	Principal Occupation	Position with Patterson	Director Since
Peter L. Frechette	65	Chairman and Chief Executive Officer of Patterson Dental Company	Chairman and Chief Executive Officer	1983

David K. Beecken	56	Managing Director of Beecken Petty & Company	Director	1985

Ronald E. Ezerski	57	Private Investor	Director	1983

Andre B. Lacy	63	Chairman and Chief Executive Officer of LDI Management, Inc.	Director	1989

Harold C. Slavkin	65	Dean of the USC School of Dentistry	Director	2001

James W. Wiltz	58	President and Chief Operating Officer of Patterson Dental Company	President and Chief Operating Officer	2001

Nominees for Election as Director for a Term Expiring at the Annual Meeting in 2006

Harold C. Slavkin, age 65, has been Dean of the University of Southern California School of Dentistry since August 2000. Dr. Slavkin returned to USC after serving as the sixth director of the National Institute of Dental and Craniofacial Research, one of the National Institutes of Health. Dr. Slavkin is a member of the Institute of Medicine of the National Academy of Sciences, a fellow of both the American College of Dentistry and the International College of Dentistry and a member of the American Dental Association and the International Association for Dental Research. In 1968, Dr. Slavkin joined the faculty of the USC School of Dentistry. He has been one of our directors since December 2001.

James W. Wiltz, age 58, was elected President and Chief Operating Officer in April 2003. He served as one of our Vice Presidents from 1986 to 2003. He has been employed by us since September 1969, initially as a territory sales representative, then an equipment specialist and later a branch manager. In 1980, Mr. Wiltz was appointed Vice President of the Midwestern Division and was appointed Vice President, Sales and Distribution in 1986. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. He has been one of our directors since March 2001.

Directors Whose Terms Expire at the Annual Meeting in 2004

Peter L. Frechette, age 65, has served as our Chief Executive Officer since September 1982. He was our President from September 1982 to April 2003, has been one of our directors since March 1983 and has been our Chairman since May 1985. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette is also a director of FinishMaster, Inc.

David K. Beecken, age 56, has been Managing Director of Beecken Petty & Company, which is the General Partner of Healthcare Equity Partners, an investment limited partnership, since September 1996. Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker-dealer, from February 1993 to March 1999. From 1989 to February 1993, Mr. Beecken was a Senior Vice President—Managing Director of First National Bank of Chicago. He has been one of our directors since 1985.

Directors Whose Terms Expire at the Annual Meeting in 2005

Ronald E. Ezerski, age 57, served as our Vice President, Treasurer and Chief Financial Officer from December 1982 through July 1999 and was President of our subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into our company. From September 1996 through July 1999, Mr. Ezerski also served as our Executive Vice President. Mr. Ezerski has been one of our directors since March 1983.

Andre B. Lacy, age 63, has been Chief Executive Officer of LDI Management, Inc. since 1986 and its Chairman since 1992. LDI Management, Inc. is managing general partner of LDI, Ltd., an industrial and investment limited partnership. Mr. Lacy is an executive officer and a member of the board of directors of FinishMaster, Inc. Mr. Lacy also serves as a director of The National Bank of Indianapolis Corporation. Mr. Lacy has been one of our directors since 1989.

The Board of Directors and Committees

The board of directors held four meetings and took action by written consent on one occasion during fiscal 2003. Each director attended at least 75% of the meetings of the board and of those committees on which he served.

The board of directors has established executive, audit, compensation and stock option and governance committees. The members of the executive committee are Messrs. Frechette, Wiltz and R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. The executive committee is granted the power to deal with important matters which arise between board meetings and upon which action must be taken or attention given prior to the next scheduled board meeting. The executive committee held one meeting during fiscal 2003.

The members of the audit committee, Messrs. Beecken, Ezerski and Lacy, are independent (as independence is defined by applicable NASD listing standards). The audit committee is empowered by the board of directors to review our financial books and records in consultation with our accounting and auditing staff and our independent auditors and to review with our accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A. The audit committee held nine meetings during fiscal 2003.

The members of the compensation and stock option committee are Messrs. Swanson, Ezerski and Slavkin. The compensation and stock option committee is authorized by the board of directors to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options to employees under our option plans, and to review and approve our compensation and benefit plans. The compensation and stock option committee held five meetings during fiscal 2003.

The members of the governance committee are Messrs. Beecken, Ezerski, Lacy, Swanson and Slavkin. The governance committee performs the core function of recommending nominees to the board of directors and members of committees of the board. These responsibilities include establishing criteria for board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their renomination, and making recommendations to the full board. Among the responsibilities of the governance committee is advising the board on matters of diversity including race, gender and culture and recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise. The governance committee also has the responsibility to oversee and review our processes for providing information to the board. The board of directors has adopted a written charter for the governance committee, a copy of which is attached to this proxy statement as Appendix B. The governance committee, which was formed in December 2002, did not meet during fiscal 2003.

The governance committee will consider nominees to the board of directors recommended by shareholders. Each recommendation should be sent to Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt, as provided under “Shareholder Proposals for the 2004 Annual Meeting.”

Compensation of Directors

Non-employee directors receive a retainer of $10,000 per year plus $1,250 per board meeting attended. Out-of-pocket expenses incurred on our behalf are reimbursed for all directors.

Non-employee directors also received periodic stock option grants under our 1992 Director Stock Option Plan. Each non-employee director received a one-time option grant for 45,000 shares of common stock upon first taking office. Each October 1, each non-employee director who continued to serve as a board member received an option for 18,000 shares of common stock, except that a non-employee director did not receive an annual option grant for 18,000 shares in the same year he or she received the one-time option grant for 45,000 shares. Options were granted at the fair market value on the date of grant and were exercisable for a period of four years commencing one year after the date of grant. No options were granted under the 1992 Director Stock Option Plan after October 1, 2001. The 1992 Director Stock Option Plan terminated effective August 31, 2002. Non-employee directors are eligible to receive periodic stock option grants under our 2001 Non-Employee Directors’ Stock Option Plan.

On the date of each annual meeting of shareholders, each non-employee director who has been elected or reelected or whose board membership is continuing automatically receives an option award under our 2001 Non-Employee Directors’ Stock Option Plan. The number of shares to be covered by an option award to a non-employee director who is elected to the board for the first time, either by the shareholders or by the board to fill a vacancy, is 12,000 shares. The number of shares to be covered by an option award to a non-employee director who is reelected to the board or whose board membership is continuing is 6,000 shares. If an initial grant is made within six months of an annual grant to which a non-employee director would be entitled, such initial grant is in lieu of the next succeeding grant. Each option issuable pursuant to these provisions of the plan, with the exception of initial grants, is exercisable in full commencing on the first anniversary of the grant. Initial grants are subject to a three-year vesting schedule. Each option must be exercised within one year of termination of service as a member of the board of directors. In no event may it be exercised later than ten years from the date of grant.

In addition to the option grants described above, non-employee directors have the right to elect to receive additional options in lieu of the amount of the director’s annual fee for service on the board of directors, or a portion thereof.

Required Vote

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The board of directors recommends that shareholders vote for the election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

General

The audit committee has appointed Ernst & Young LLP as our independent auditors for the year ending April 24, 2004. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will select another firm of independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements for the most recent fiscal year and the reviews of our unaudited financial statements included in our Forms 10-Q for that fiscal year were $299,400.

All Other Fees

The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $158,560, including audit-related services of $18,200 and tax services of $140,360. The audit-related services were primarily for the audits of our employee benefit plans. The tax services included (1) consultations related to the Thompson Dental acquisition and integration, (2) review and consultation on tax return filings, (3) LIFO compliance and Webster’s initial LIFO adoption, (4) assistance with state tax audits, and (5) consultations related to the Webster integration.

Independence

The audit committee of our board of directors has considered whether the provision of the services described in the preceding paragraph was compatible with maintaining our principal accountant’s independence.

Recommendation

The audit committee recommends that you vote for the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 24, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than ten percent shareholders complied with applicable filing requirements.

SHAREHOLDER PROPOSALS FOR

THE 2004 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2004 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt, no later than April 8, 2004. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2004 annual meeting of shareholders after June 22, 2004, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our corporate secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our bylaws may be obtained by written request to Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our annual report to shareholders for the fiscal year ended April 26, 2003, accompanies the notice of annual meeting, this proxy statement and the related proxy card. No part of the annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

Peter L. Frechette Chairman and Chief Executive Officer

St. Paul, Minnesota

August 6, 2003

APPENDIX A

PATTERSON DENTAL COMPANY

AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee. The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be independent directors as determined in accordance with the Rules of the NASDAQ Stock Market, or any other securities exchange on which the Company’s shares may be listed. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are accountable to the Board and the Audit Committee, as representatives of the

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Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	Annually, the Committee shall select and engage the Company’s independent auditors, subject to shareholders’ approval.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee shall review with management and the independent auditor the Company’s quarterly earnings press release prior to its publication, including the information to be disclosed and the type of presentation to be made with the press release, as well as any earnings guidance to be provided.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Committee shall establish policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service and the fee for any such service, and consider whether the independent auditor’s performance of any non-audit service is compatible with its independence.

•	The Committee shall review and approve Company hiring policies for employees and former employees of the independent auditor.

•	The Committee shall oversee the Company’s Code of Business Conduct, which will also constitute the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

With respect to meetings of the Audit Committee, a majority of the Committee members currently holding office shall constitute a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A conference among Committee members by any means of communication through which the members may simultaneously hear each other during the conference shall constitute a Committee meeting if the number of members participating in the conference would be sufficient to constitute a quorum at a meeting.

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APPENDIX B

PATTERSON DENTAL COMPANY

GOVERNANCE COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Governance Committee. The Committee shall be comprised of at least three directors, all of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be independent directors as determined in accordance with the Rules of the NASDAQ Stock Market, or any other securities exchange on which the Company’s shares may be listed.

RESPONSIBILITIES

The Governance Committee shall perform the core function of recommending nominees to the Board of Directors. The Committee shall also recommend members of committees of the Board. These responsibilities include establishing criteria for board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with the corporation’s interests, assessing the contributions of current directors in connection with their renomination, and making recommendations to the full board.

The Board recognizes that diversity is an important attribute of a well-functioning board. Therefore, among the responsibilities of the Governance Committee shall be to advise the Board on matters of diversity including race, gender and culture and recommend, as necessary, measures contributing to a Board, that as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise.

The Governance Committee shall also have the responsibility to oversee and review the Company’s processes for providing information to the Board. In carrying out this responsibility the Committee shall assess the reporting channels through which the Board receives information and the quality and timeliness of the information received.

PROCESSES

The following shall be the principal recurring processes of the Governance Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding the Committee may supplement them as appropriate.

•	The Committee shall meet when and as often as it deems appropriate, but at least annually.

•	The Committee shall advise the Board on matters of diversity including race, gender and culture and recommend, as necessary, measures contributing to a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise.

•	The Committee shall develop a set of criteria for Board membership that includes, among other things, a diversity of background and skills for the Board.

•	The Committee shall annually recommend nominees to the Board for a vote of the shareholders consistent with the criteria established by the Committee for board membership and the bylaws of the Company.

•	As part of its director search process, the Committee shall develop recruitment protocols that seek to recruit candidates that meet its criteria and may retain a search firm to assist the Committee in meeting its objectives, including its diversity objective. Also, the Committee shall periodically review its director recruitment and selection protocols so that diversity remains a component of each director search.

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•	While it is appropriate for the Chief Executive Officer to meet with potential director nominees, the final responsibility for selecting director nominees shall rest with the Governance Committee.

•	The Committee shall develop and recommend to the Board a set of corporate governance principles applicable to the Company.

With respect to meetings of the Governance Committee, a majority of the Committee members currently holding office shall constitute a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A conference among Committee members by any means of communication through which the members may simultaneously hear each other during the conference shall constitute a committee meeting if the number of members participating in the conference would be sufficient to constitute a quorum at a meeting. The Committee may also take action by written action signed by the number of members that would be required to take the same action at a meeting of the Committee at which all members were present.

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PATTERSON DENTAL COMPANY

PATTERSON DENTAL COMPANY 1031 Mendota Heights Road St. Paul, Minnesota 55120	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Patterson Dental Company, a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 6, 2003, and hereby appoints Peter L. Frechette and R. Stephen Armstrong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 annual meeting of shareholders to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 8, 2003, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

Please detach here

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1. To elect two directors to have terms expiring in 2006, and until their successors shall be elected and duly qualified.		FOR all nominees (except as marked below)	WITHHOLD AUTHORITY to vote for all nominees
01 Harold C. Slavkin 02 James W. Wiltz	☐	☐

(Instructions: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right)

2. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 24, 2004.	☐	For ☐ Against ☐ Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.		Dated: , 2003

Address Change? Mark Box : ☐ Indicate changes below:

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy.
When shares are held by joint tenants, both should
sign. If signing as attorney, executor,
administrator, trustee or guardian, please give full
title as such. If a corporation, please sign in full
corporate name by president or other authorized
officer. If a partnership, please sign in partnership
name by an authorized person.

BRIGGS AND MORGAN

2200 IDS CENTER

80 SOUTH EIGHTH STREET

MINNEAPOLIS, MN 55402

(612) 977-8400

August 6, 2003	banderson@briggs.com

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Patterson Dental Company

Definitive Schedule 14A

File No. 0-20572

Ladies and Gentlemen:

On behalf of Patterson Dental Company, pursuant to the Securities Exchange Act of 1934, as amended, we are providing an EDGAR transmission of the company’s Definitive Schedule 14A, including the notice of annual meeting, proxy statement and related proxy card, which will be sent to holders of the company’s common stock in connection with the annual meeting of shareholders to be held on September 8, 2003. The company does not believe that any controversy is involved in the matters to be presented for a shareholder vote.

The company intends to mail the definitive notice of annual meeting, proxy statement and related proxy card to its shareholders on or about August 6, 2003. The company’s Annual Report to Shareholders will be sent to the SEC in accordance with Rule 14a-3(c) under separate cover.

Should you have any questions, please call the undersigned at (612) 977-8417 or Avron L. Gordon, Esq. at (612) 977-8455.

Very truly yours,

BRIGGS AND MORGAN, Professional Association

By	/s/ Brett D. Anderson
Brett D. Anderson

cc:	Matthew L. Levitt, Esq.

Avron L. Gordon, Esq.